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                                                                      EXHIBIT 11

                                  VAXCEL, INC.
                        COMPUTATION OF NET LOSS PER SHARE



COMPUTATION OF LOSS PER SHARE - PRIMARY
                                                     Three Month Period Ended June 30,     Six Month Period Ended June 30,
                                                     ---------------------------------     -------------------------------
                                                          1997               1996               1997               1996
                                                      -----------        -----------        -----------        -----------
Net loss                                              $(1,318,708)       $  (219,954)       $(1,661,681)       $  (512,747)
                                                      -----------        -----------        -----------        -----------

Average number of common shares outstanding             9,458,793          8,013,187          8,857,738          8,006,593
Common shares issuable assuming exercise of
     stock options and warrants(1)                             --                 --                 --                 --
                                                      -----------        -----------        -----------        -----------

Total                                                   9,458,793          8,013,187          8,857,738          8,006,593
                                                      -----------        -----------        -----------        -----------

Net loss per share                                    $     (0.14)       $     (0.03)       $     (0.19)       $     (0.06)
                                                      ===========        ===========        ===========        ===========




COMPUTATION OF LOSS PER SHARE - FULLY DILUTED

Net loss                                              $(1,318,708)       $  (219,954)       $(1,661,681)       $  (512,747)
                                                      -----------        -----------        -----------        -----------

Average number of common shares outstanding             9,458,793          8,013,187          8,857,738          8,006,593
Common shares issuable assuming exercise of
     stock options and warrants(1)                             --                 --                 --                 --
                                                      -----------        -----------        -----------        -----------

Total                                                   9,458,793          8,013,187          8,857,738          8,006,593
                                                      -----------        -----------        -----------        -----------

Net loss per share                                    $     (0.14)       $     (0.03)       $     (0.19)       $     (0.06)
                                                      ===========        ===========        ===========        ===========



(1) Stock options and warrants outstanding are excluded from the computation of net loss per share since their effect would be antidilutive.